United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 28, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, Anthony Maher announced his resignation as Chief Executive Officer and Chairman of the Board of PCS Edventures!.com, Inc. ( “PCS” or the “Company”), effective on July 31, 2011.  Valerie Grindle was appointed to serve as Chief Executive Officer effective the same date and as a member of the Board of Directors until the next annual meeting of the Company or her prior resignation or termination.  Ms. Grindle also serves as the Company’s Chief Financial Officer.

Ms. Grindle is 55 years of age.  She has no family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of PCS.  Her total annual compensation package provides for a $100,000 salary, with $80,000 in cash and $20,000 in restricted stock awards, 275,000 in restricted stock awards up front as a “signing bonus,” along with an additional 750,000 in restricted stock awards that will be made available during the first year as incentive compensation.

Ms. Grindle joined PCS after serving as CFO of Great American Appetizers, a privately owned manufacturing company in Nampa, Idaho, since 2009.  Previously, she founded and, from 1995 until 2009, operated a consulting practice that provided interim C-level executive services to companies.  As a part of her consulting practice, Ms. Grindle orchestrated a turnaround as Chief Executive Officer and Member of the Board of Directors of a pharmaceutical reverse distribution company.  During this engagement, she developed a solid management team, renegotiated credit lines and attracted additional equity investment.  Ms. Grindle also served as the Executive Officer of the Mt. Lemmon Sky Center at the University of Arizona, where she designed and developed hands-on learning adventures for both children and adults utilizing research resources from the College of Science.  Prior to operating her consulting business, Ms. Grindle served as Vice President of Tele-Communicatons, Inc. of Englewood, Colorado and at Tenneco, Inc. as Vice President and Chief Financial Officer of Tenneco Minerals and later as President of Tenneco’s Houston Oil and Minerals Exploration.  At Tenneco, she was instrumental in negotiating the sale of that company’s minerals division to a strategic investor.  Ms. Grindle holds a B.S. degree in Business Administration from Colorado State University and an M.S. degree in Management from Krannert Graduate School of Business at Purdue University.

Item 7.01  Regulation FD Disclosure.

See the Press Release dated July 28, 2011, Exhibit 99.1.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	8/1/2011	By:	/s/ Valerie L. Grindle
Valerie L. Grindle
CEO, CFO and director

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